Exhibit 21

SUBSIDIARY LISTING OF PHILLIPS 66
At December 31, 2012

Company Name	Incorporation Location
66 Pipe Line Company	Delaware
Asamera Oil (U.S.) Inc.	Montana
BVLC, Inc.	California
C.S. Land, Inc.	California
Calcasieu Properties, L.L.C.	Delaware
Clearwater Ltd.	Bermuda
Conoco Central Europe Inc.	Delaware
ConocoPhillips Gas Company	Delaware
ConocoPhillips Marine International Ltd.	Cayman Islands
ConocoPhillips Power Generation Services LLC	Delaware
ConocoPhillips Sweeny Cogen GP, Inc.	Delaware
ConocoPhillips Sweeny Cogen LP, LLC	Delaware
ConocoPhillips Technology Licensing Company	Delaware
ConocoPhillips WRB Partner LLC	Delaware
COP Energy Technologies LLC	Delaware
COP Polypropylene Canada Inc.	Delaware
COPREX LLC	Delaware
Danube Limited	Bermuda
Douglas Oil Company of California	California
Douglas Stations, Inc.	Delaware
Four Star Beverage Company, Inc.	Texas
Four Star Holding Company, Inc.	Texas
Immingham CHP LLP	England
Immingham Energy Limited	England
Interkraft Handel GmbH	Germany
JET Energy Trading GmbH	Germany
JET Petrol Limited	Northern Ireland
Jet Petroleum Limited	England
JET Tankstellen Austria GmbH	Austria
JET Tankstellen Deutschland GmbH	Germany
Jet Tankstellen-Betriebs GmbH	Germany
Jiffy Limited	England
Kayo Oil Company	Delaware
Linden Urban Renewal Limited Partnership	New Jersey
Phillips 66	Delaware
Phillips 66 Asia Ltd.	Bermuda
Phillips 66 Asia Pacific Investments Ltd.	Bermuda
Phillips 66 Aviation LLC	Delaware
Phillips 66 Bantry Bay Terminal Limited	Ireland
Phillips 66 Canada Holdings ULC	Alberta

Exhibit 21

Company Name	Incorporation Location
Phillips 66 Canada ULC	Alberta
Phillips 66 Communications Inc.	Delaware
Phillips 66 Company	Delaware
Phillips 66 Continental Holding GmbH	Germany
Phillips 66 CS Limited	England
Phillips 66 European Power Limited	England
Phillips 66 Finance LLC	Delaware
Phillips 66 Funding Ltd.	Cayman Islands
Phillips 66 GmbH	Switzerland
Phillips 66 Holdings Ltd.	Cayman Islands
Phillips 66 ICHP Limited	England
Phillips 66 International Inc.	Delaware
Phillips 66 International Investments Ltd.	Cayman Islands
Phillips 66 International Trading Pte. Ltd.	Singapore
Phillips 66 Ireland Limited	Ireland
Phillips 66 Ireland Pension Trust Limited	Ireland
Phillips 66 Limited	England
Phillips 66 Pension Plan Trustee Limited	England
Phillips 66 Pipeline LLC	Delaware
Phillips 66 Power Operations Limited	England
Phillips 66 Receivables Funding LLC	Delaware
Phillips 66 Resources Ltd.	Cayman Islands
Phillips 66 Sand Hills LLC	Delaware
Phillips 66 Services (Malaysia) Sdn. Bhd.	Malaysia
Phillips 66 Southern Hills LLC	Delaware
Phillips 66 Trading Limited	England
Phillips 66 Treasury Limited	England
Phillips 66 TS Limited	England
Phillips 66 TVEC Limited	England
Phillips 66 UK Development Limited	England
Phillips 66 UK Funding Limited	England
Phillips 66 UK Holdings Limited	England
Phillips 66 Whitegate Refinery Limited	Ireland
Phillips Chemical Holdings Company	Delaware
Phillips Gas Company Shareholder, Inc.	Delaware
Phillips Gas Pipeline Company	Delaware
Phillips Gasification Services Company	Delaware
Phillips Specialty Products Inc.	Delaware
Phillips Texas Pipeline Company, Ltd.	Texas
Phillips Utility Gas Corporation	Delaware
R.A.Z. Properties, Inc.	California
Radius Insurance Company	Cayman Islands
Seagas Pipeline Company	Delaware
Smile Loyalty Limited	England
Southern Energy UK Generation Limited	England

Exhibit 21

Company Name	Incorporation Location
Spirit Insurance Company	Vermont
Tees Valley CHP Limited	England
Tees Valley Energy Centre LLP	England
The ConocoPhillips Heritage Museums, Inc.	Oklahoma
WesTTex 66 Pipeline Company	Delaware

Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary at December 31, 2012.

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